                                                                      EXHIBIT 16

                [SIMONTON, KUTAC & BARNIDGE, L.L.P. LETTERHEAD]




November 24, 1999


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the response to the Form 8-K for the Change in Registrants Certifying Accountant to be filed by our former client, Electronic Transmission Corporation. We agree with the statements made in response to that Form 8-K insofar as they relate to our Firm.


Very truly yours,

/s/ SIMONTON, KUTAC & BARNIDGE, L.L.P.
Simonton, Kutac & Barnidge, L.L.P.